Tax-Managed Value Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the summary prospectus and the prospectus, of Eaton Vance Tax-Managed Value
Fund (which invests in the Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.